As filed with the Securities and Exchange Commission on March 7, 2005.

Registration No. 333-36470

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-2395199
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3500 Lenox Road, NE, Suite 200
Atlanta, Georgia 30326
(404) 923-3500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jaime W. Ellertson
Chief Executive Officer and Director
S1 Corporation
3500 Lenox Road, NE, Suite 200
Atlanta, Georgia 30326
(404) 923-3500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Stuart G. Stein, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form S-3 (Registration No. 333-36470), originally filed with the Securities and Exchange Commission on May 5, 2000, amended on May 26, 2000 and subsequently declared effective (the “Registration Statement”), we previously registered up to 877,422 shares of our common stock, par value $0.01 per share (the “Common Stock”) for resale by the selling security holders named therein. Our contractual obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to deregister all shares of Common Stock previously registered for resale under the Registration Statement that remain unsold as of the date hereof. We hereby amend the Registration Statement to deregister such shares of Common Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on March 7, 2005.

S1 CORPORATION

By: /s/ Jaime W. Ellertson Jaime W. Ellertson
Chief Executive Officer and Director

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 7, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/ Jaime W. Ellertson	Chief Executive Officer and Director

(Principal Executive Officer)
Jaime W. Ellertson

/s/ Matthew Hale	Senior Vice President and Chief Financial

Officer (Principal Financial Officer and
Matthew Hale	Principal Accounting Officer)

/s/ James S. Mahan, III	Chairman of the Board of Directors

James S. Mahan, III

* /s/ David C. Hodgson	Director

David C. Hodgson

Director

M. Douglas Ivester

Director
Gregory J. Owens

* /s/ Howard J. Runnion	Director

Howard J. Runnion, Jr.

Director
John W. Spiegel

* Pursuant to power of attorney previously filed with the Securities and Exchange Commission.